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Exhibit 10.1

AGREEMENT

Whereas:

A.
WellCare Health Plans, Inc., a Delaware corporation, owns or controls various subsidiaries and other corporations including, but not limited to, WellCare of Florida, Inc. (d/b/a Staywell Health Plan of Florida) and HealthEase of Florida, Inc. (WellCare Health Plans, Inc., WellCare of Florida, Inc. and HealthEase of Florida, Inc. are hereinafter collectively referred to as "WeIlCare" and WeIlCare of Florida, Inc. and HealthEase of Florida, Inc. are hereinafter collectively referred to as "the WellCare Florida HMOs").

B.	The WellCare HMOs are licensed health maintenance organizations pursuant to Florida law, which participate in Medicare, Medicaid, and other government programs.

C.	The Agency for Health Care Administration ("AHCA") is the Florida agency responsible for administering the Florida Medicaid program.

D.	The Florida Attorney General's Medicaid Fraud Control Unit ("MFCU"), has been conducting an investigation of WellCare.

E.	The United States Attorney's Office for the Middle District of Florida (hereinafter the "USAO") has been conducting an investigation of WellCare.

Therefore:

1.	The parties to this Agreement are WellCare, on the one hand, and the USAO, AHCA, and MFCU on the other.

2.
The WellCare Florida HMOs will transmit the sum of $35,200,000.00 (Thirty-Five Million Two Hundred Thousand Dollars and No Cents) (the "Transmitted Amount") to the Financial Litigation Unit of the USAO in accordance with the schedule set forth in Exhibit A. WeIlCare represents and warrants that the Transmitted Amount constitutes the best estimate, based on information developed during the ongoing investigation by a Special Committee of the board of directors of WellCare, as of the Effective Date of this Agreement, of the maximum potential amount of Medicaid behavioral health capitation aggregate repayment owed to AHCA by the WellCare Florida HMOs pursuant to Florida Rev. Stat. § 409.912(4)(b) for the period December 1, 2002 through December 31, 2006. WellCare understands that the Transmitted Amount does not include any interest, fines, penalties or other assessments that may be imposed against WellCare.

3.
Of the total Transmitted Amount, WellCare acknowledges and agrees that the WellCare Florida HMOs shall make payment of not less than a total amount of $24,500,000.00 (Twenty-Four Million Five Hundred Thousand Dollars and No Cents), as set forth on Exhibit A (the "Funds"), which WellCare authorizes the USAO, AHCA and MFCU to access and distribute to the appropriate Federal and State agencies in accordance with applicable Federal and State law. By granting the USAO, AHCA and MFCU the right to access and distribute the Funds, WellCare expressly waives any right it may have at any time to the Funds.

4.	The parties acknowledge and agree that $10,700,000.00 (Ten Million Seven Hundred Thousand Dollars and No Cents) (the "Escrow Amount") of the Transmitted Amount, as

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set forth on Exhibit A, will be held in an interest-bearing escrow account pending resolution of all Federal and related State claims by the United States or the State of Florida for monetary damages or other financial impositions of any kind arising from, or related to, the investigation by the MFCU or the USAO, referenced in paragraphs D and E above. The USAO or, at the USAO's discretion, the Clerk of the United States District Court for the Middle District of Florida or other USAO designee shall serve as the escrow agent.

5.	Transmittal of the Transmitted Amount will be made by Electronic Funds Transfer, pursuant to instructions to be provided by the USAO.

6.
Transmittal of the Transmitted Amount will be made such that it is received by the Financial Litigation Unit of the USAO on or before seven (7) calendar days following execution of this Agreement by all parties. The WellCare Florida HMOs will bear all fees and costs associated with that transmittal and will bear any reasonable fees and costs associated with escrow of the Escrow Amount.

7.
WellCare agrees that the receipt of the Transmitted Amount, the holding of the Escrow Amount in an escrow account, or the accessing and distribution of the Funds, as contemplated herein, shall neither operate, nor be construed, as a settlement or release of any civil or administrative claims for monetary, injunctive, or other relief, whether under Federal, State, or local statutes, regulations, or common law. Additionally, the receipt of the Transmitted Amount, the holding of the Escrow Amount in an escrow account, or the accessing and distribution of the Funds, as contemplated herein, shall neither operate, nor be construed, as a release from any Federal, State or local criminal liability and will not have any impact or effect upon any Federal, State or local investigation of any kind.

8.
Nothing in this Agreement shall operate, or be construed, as any concession by the USAO, AHCA or MFCU that WellCare is a party that came forward voluntarily, nor as a concession that WellCare is entitled to any limitation of its potential civil or criminal liability including, but not limited to, that which is available under 31 U.S.C. § 3729(a) or § 68.082(3), Fla. Stats.

9.
Nothing in this Agreement shall operate, or be construed, to restrain or limit the power of the State of Florida or the United States to regulate WellCare pursuant to the Police Power and other constitutional, statutory, regulatory or common law authorities.

10.
Compliance with all applicable federal, state and local tax requirements shall be the sole responsibility of the WellCare Florida HMOs. This Agreement is executed by WellCare without reliance upon any representation by the State of Florida or the United States as to the tax consequences hereof, and the WellCare Florida HMOs are responsible for the payment of all taxes that may be associated with the transmittal referenced herein or any other terms of this Agreement.

11.
WellCare and each and every person executing this Agreement on its behalf acknowledge that WellCare has had an adequate opportunity to discuss this Agreement with counsel, who have explained this document, and WellCare agrees that it understands all of the terms and conditions of this Agreement. Further, WellCare and each and every person executing this Agreement on its behalf acknowledge that they have read this Agreement, understand the contents thereof, and execute the same freely and voluntarily.

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12.
Each and every person executing this Agreement as representative of WellCare or any other entity warrants and represents that he or she possesses full authority to bind the entity or entities on whose behalf they are executing. Further, each and every person executing this Agreement on behalf of WellCare warrants and represents that any and all necessary Board, corporate, partner, shareholder, or other approvals have been obtained.

13.	This Agreement is binding on WellCare’s successors, transferees, and assigns.

14.
This Agreement constitutes the complete agreement among WellCare, USAO, AHCA and MFCU on the subject matter covered herein. This Agreement can only be corrected, amended or supplemented in a writing executed by all parties who execute this Agreement.

15.
The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in any interpretation or construction of this Agreement, or any corrections, amendments or supplements hereto.

16.
It is contemplated that this Agreement may be executed in several counterparts, with a separate signature page for each party executing. All such counterparts and signature pages, together, shall be deemed to be one document.

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Executed this 18th day of August, 2008.

/s/ Thomas F. O’Neil
Thomas F. O'Neil III
Senior Vice President, General Counsel and Secretary
WellCare Health Plans, Inc.
WellCare of Florida, Inc. (d/b/a Staywell Health Plan of Florida)
Health Ease of Florida, Inc.

Executed this 15th day of August, 2008.

/s/ Holly Benson
Holly Benson, Secretary
Florida Agency for Health Care Administration

Executed this 18th day of August, 2008.

/s/ Donna R.  Rohwer
Donna R. Rohwer, Asst. Attorney General Office
of the Attorney General of Florida

Executed this 18th day of August, 2008.

/s/ Charles T. Harden
Charles T. Harden III, Asst. U.S. Attorney
U.S. Attorney's Office, Middle District of Florida

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EXHIBIT A

Plan	Funds	Escrow Amount	Transmitted Amount

WellCare of Florida, Inc. (d/b/a Staywell Health Plan of Florida)	$11,310,369	$4,939,631	$16,250,000
HealthEase of Florida, Inc.	$13,189,631	$5,760,369	$18,950,000

Total	$24,500,000	$10,700,000	$35,200,000

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